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                                                                EXHIBIT 23.1(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 28, 2000, with respect to the financial statements of Chicago Miniature Lamp (Canada), Inc. included in the Annual Report (Form 10-K) of SLI, Inc. for the year ended January 2, 2000.


Hards Pearson

Barrie, Ontario, Canada
Chartered Accountants
March 17, 2000





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